Exhibit 99.1
Carbonite Announces Third Quarter 2018 Financial Results
59% Business Subscription Bookings Growth and Better-than-Expected Profitability
BOSTON, MA - November 1, 2018 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced financial results for the quarter ended September 30, 2018.
Third Quarter 2018 Highlights:

•	Revenue of $77.7 million increased 26% year-over-year.

•	Non-GAAP revenue of $79.1 million increased 25% year-over-year.[1]

•	Business subscription bookings of $43.9 million increased 59% year-over-year.[2]

•	Net income for the third quarter was $0.6 million, compared to net loss of ($3.6) million in the third quarter of 2017.

•	Net income (loss) per share was $0.02 (basic and diluted), as compared to ($0.13) in 2017 (basic and diluted).

•	Non-GAAP net income per share was $0.53 (basic) and $0.48 (diluted), as compared to $0.26 (basic) and $0.25 (diluted) in 2017.[3]

•	Adjusted EBITDA of $23.0 million, or 29% of non-GAAP revenue, compared to $11.3 million, or 18% of non-GAAP revenue in 2017.[4]
“We continue to deliver strong results across the board while successfully executing against our strategic plan,” said Mohamad Ali, CEO of Carbonite. “With the newly launched Carbonite Data Protection Console and our robust server backup solution that now includes purpose-built protection for virtual machines, our solutions address all of the market's most pressing data protection needs. In addition to our strengthening product portfolio, we are making investments in our partner network to effectively enable our partners to sell the full suite of Carbonite data protection solutions.”

“In Q3 we delivered strong bookings growth, significantly expanded gross margin, and drove a meaningful increase in free cash flow. Our focus on driving total growth and delivering operating efficiencies across the business continues to yield exceptional results,” said Anthony Folger, CFO of Carbonite.
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Third Quarter 2018 Results:

•
Revenue for the third quarter was $77.7 million, an increase of 26% from $61.6 million in the third quarter of 2017. Non-GAAP revenue for the third quarter was $79.1 million, an increase of 25% from $63.1 million in the third quarter of 2017.[1]

•	Bookings for the third quarter were $78.8 million, an increase of 32% from $59.7 million in the third quarter of 2017.[2]

•
Net income for the third quarter was $0.6 million, compared to net loss of ($3.6) million in the third quarter of 2017. Non-GAAP net income for the third quarter was $17.3 million, compared to non-GAAP net income of $7.3 million in the third quarter of 2017.[3]

•
Net income per share for the third quarter was $0.02 (basic and diluted), compared to net loss per share of ($0.13) (basic and diluted) in the third quarter of 2017. Non-GAAP net income per share was $0.53 (basic) and $0.48 (diluted) for the third quarter, compared to non-GAAP net income per share of $0.26 (basic) and $0.25 (diluted) in the third quarter of 2017.[3]

•	Adjusted EBITDA for the third quarter was $23.0 million, compared to $11.3 million in the third quarter of 2017.[4]

•	Gross margin for the third quarter was 71.9%, compared to 71.5% in the third quarter of 2017. Non-GAAP gross margin was 78.4% in the third quarter, compared to 76.3% in the third quarter of 2017.[5]

•
Cash flow from operations for the third quarter was $17.0 million, compared to $6.9 million in the third quarter of 2017. Adjusted free cash flow for the third quarter was $17.3 million, compared to $6.0 million in the third quarter of 2017.[6]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, divestitures and the adoption impact of Topic 606, net of foreign exchange and the change in unbilled revenue during the same period. Business subscription bookings specifically include sales of software-as-a-service offerings, royalty arrangements and term software licenses.

[3]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[4]
Adjusted EBITDA is calculated by excluding the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, and acquisition-related expense from net income (loss).

[5]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense.

[6]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation from net cash provided by operating activities.

Business Outlook

Based on the information available as of November 1, 2018, Carbonite expects the following for the fourth quarter and full year of 2018:

Fourth Quarter 2018:

Current Guidance (11/1/2018)
GAAP Revenue	$77.6 - $80.6 million
Non-GAAP Revenue	$78.6 - $81.6 million
Non-GAAP Net Income Per Share (Diluted)	$0.40 - $0.44

Full Year 2018:

	Prior Guidance (8/2/2018)	Current Guidance (11/1/2018)
Business Bookings	$223.8 - $234.8 million	$205.0 - $210.0 million
Consumer Bookings Y/Y Growth	10% - 15% growth	15% - 20% growth
GAAP Revenue	$296.9 - $306.9 million	$297.0 - $300.0 million
Non-GAAP Revenue	$302.5 - $312.5 million	$302.5 - $305.5 million
Non-GAAP Net Income Per Share (Diluted)	$1.51 - $1.59	$1.61 - $1.65
Non-GAAP Gross Margin	76.5% - 77.5%	76.5% - 77.5%
Adjusted Free Cash Flow	$40.0 - $45.0 million	$43.0 - $46.0 million
Carbonite’s expectations of non-GAAP net income per share for the fourth quarter and full year of 2018 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 8% for the full year of 2018. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 37.8 million for the fourth quarter and 34.0 million for the full year of 2018.
Conference Call and Webcast Information
Carbonite will host a conference call on Thursday, November 1, 2018 at 5:30 p.m. ET to review these results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 7758358.

Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense, adjusted EBITDA and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income per share in this press release because we do not provide guidance for amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate acquisitions into our operations and achieve the expected benefits of such acquisitions, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports global businesses with secure cloud infrastructure. To learn more visit www.Carbonite.com.

Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$77,682	$61,637	$219,442	$177,770
Cost of revenue	21,828	17,590	63,197	53,256
Gross profit	55,854	44,047	156,245	124,514
Operating expenses:
Research and development	14,914	12,781	43,152	34,035
General and administrative	11,159	9,676	39,079	33,399
Sales and marketing	21,184	22,131	63,130	68,165
Amortization of intangible assets	3,924	553	8,515	1,535
Restructuring charges	357	—	1,260	—
Total operating expenses	51,538	45,141	155,136	137,134
Income (loss) from operations	4,316	(1,094)	1,109	(12,620)
Interest expense	(2,873)	(2,416)	(8,894)	(5,011)
Interest income	390	210	803	364
Other (expense) income, net	(147)	(66)	48	1,129
Income (loss) before income taxes	1,686	(3,366)	(6,934)	(16,138)
Provision (benefit) for income taxes	1,100	237	(13,777)	(13,750)
Net income (loss)	$586	$(3,603)	$6,843	$(2,388)
Net income (loss) per share:
Basic	$0.02	$(0.13)	$0.23	$(0.09)
Diluted	$0.02	$(0.13)	$0.21	$(0.09)
Weighted-average shares outstanding:
Basic	32,876,529	27,795,858	29,965,390	27,714,273
Diluted	36,454,443	27,795,858	32,762,302	27,714,273

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$200,981	$128,231
Trade accounts receivable, net	32,582	22,219
Prepaid expenses and other current assets	10,059	6,823
Total current assets	243,622	157,273
Property and equipment, net	35,436	28,790
Other assets	13,072	804
Acquired intangible assets, net	126,501	44,994
Goodwill	155,258	80,958
Total assets	$573,889	$312,819
Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities
Accounts payable	$4,074	$10,842
Accrued compensation	9,398	9,892
Accrued expenses and other current liabilities	15,848	11,783
Short-term debt	116,640	—
Current portion of deferred revenue	121,270	100,241
Total current liabilities	267,230	132,758
Long-term debt	—	111,819
Deferred revenue, net of current portion	28,044	24,273
Other long-term liabilities	5,686	5,704
Total liabilities	300,960	274,554
Temporary equity	27,110	—
Stockholders’ equity
Common stock	365	301
Additional paid-in capital	420,383	233,343
Treasury stock, at cost	(27,837)	(26,616)
Accumulated deficit	(148,621)	(169,344)
Accumulated other comprehensive income	1,529	581
Total stockholders’ equity	245,819	38,265
Total liabilities, temporary equity and stockholders’ equity	$573,889	$312,819

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net income (loss)	$6,843	$(2,388)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,622	16,039
Amortization of deferred costs	1,521	—
Gain on disposal of equipment	(245)	(893)
Impairment of capitalized software	653	906
Stock-based compensation expense	13,461	9,220
Benefit for deferred income taxes	(16,228)	(15,054)
Non-cash interest expense related to amortization of debt discount	4,712	2,943
Other non-cash items, net	136	(367)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(7,001)	510
Prepaid expenses and other current assets	(2,281)	806
Other assets	(4,655)	(209)
Accounts payable	(5,811)	346
Accrued expenses and other current liabilities	3,341	(2,153)
Other long-term liabilities	(38)	32
Deferred revenue	9,784	7,593
Net cash provided by operating activities	33,814	17,331
Investing activities
Purchases of property and equipment	(9,927)	(11,944)
Proceeds from sale of property and equipment and businesses	657	1,231
Proceeds from maturities of derivatives	2,596	370
Purchases of derivatives	(1,403)	(4,829)
Payment for intangibles	(5,750)	—
Payment for acquisition, net of cash acquired	(144,597)	(69,798)
Net cash used in investing activities	(158,424)	(84,970)
Financing activities
Proceeds from exercise of stock options	1,139	4,158
Proceeds from issuance of common stock for secondary offering	199,302	—
Proceeds from issuance of treasury stock under employee stock purchase plan	1,215	—
Payments of withholding taxes in connection with restricted stock unit vesting	(2,154)	(1,504)
Proceeds from long-term borrowings, net of debt issuance costs	88,068	177,797
Payments on long-term borrowings	(90,000)	(39,200)
Repurchase of common stock	—	(14,964)
Net cash provided by financing activities	197,570	126,287
Effect of currency exchange rate changes on cash	(210)	1,490
Net increase in cash, cash equivalents and restricted cash	72,750	60,138
Cash, cash equivalents and restricted cash, beginning of period	128,231	59,287
Cash, cash equivalents and restricted cash, end of period	$200,981	$119,425

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP revenue	$77,682	$61,637	$219,442	$177,770
Add:
Fair value adjustment of acquired deferred revenue	1,427	1,465	4,425	5,498
Non-GAAP revenue	$79,109	$63,102	$223,867	$183,268

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Gross profit	55,854	44,047	156,245	124,514
Gross margin	71.9%	71.5%	71.2%	70.0%
Add:
Fair value adjustment of acquired deferred revenue	1,427	1,465	4,425	5,498
Amortization of intangibles	4,317	2,203	11,067	5,953
Stock-based compensation expense	416	287	1,154	787
Acquisition-related expense	4	176	61	309
Non-GAAP gross profit	$62,018	$48,178	$172,952	$137,061
Non-GAAP gross margin	78.4%	76.3%	77.3%	74.8%

Reconciliation of GAAP Net Income (Loss) and Net Income (Loss) per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net income (loss)	$586	$(3,603)	$6,843	$(2,388)
Add:
Fair value adjustment of acquired deferred revenue	1,427	1,465	4,425	5,498
Amortization of intangibles	8,241	2,756	19,582	7,488
Stock-based compensation expense	4,983	3,254	13,461	9,219
Litigation-related expense	22	49	85	193
Restructuring-related expense	357	—	1,260	—
Acquisition-related expense	219	2,086	6,196	6,364
Non-cash convertible debt interest expense	1,611	1,477	4,712	2,943
Less:
Income tax effect of non-GAAP adjustments	126	190	16,944	15,241
Non-GAAP net income	$17,320	$7,294	$39,620	$14,076
GAAP net income (loss) per share:
Basic	$0.02	$(0.13)	$0.23	$(0.09)
Diluted	$0.02	$(0.13)	$0.21	$(0.09)
Non-GAAP net income per share:
Basic	$0.53	$0.26	$1.32	$0.51
Diluted	$0.48	$0.25	$1.21	$0.47
GAAP weighted-average shares outstanding:
Basic	32,876,529	27,795,858	29,965,390	27,714,273
Diluted	36,454,443	27,795,858	32,762,302	27,714,273
Non-GAAP weighted-average shares outstanding:
Basic	32,876,529	27,795,858	29,965,390	27,714,273
Diluted	36,454,443	29,007,629	32,762,302	29,649,353

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Research and development	$14,914	$12,781	$43,152	$34,035
Less:
Stock-based compensation expense	1,022	590	2,756	1,304
Acquisition-related expense	3	1,038	40	1,172
Non-GAAP research and development	$13,889	$11,153	$40,356	$31,559

General and administrative	$11,159	$9,676	$39,079	$33,399
Less:
Stock-based compensation expense	2,656	1,860	7,274	5,800
Litigation-related expense	22	49	85	193
Acquisition-related expense	208	494	6,019	4,303
Non-GAAP general and administrative	$8,273	$7,273	$25,701	$23,103

Sales and marketing	$21,184	$22,131	$63,130	$68,165
Less:
Stock-based compensation expense	889	517	2,277	1,328
Acquisition-related expense	4	378	76	580
Non-GAAP sales and marketing	$20,291	$21,236	$60,777	$66,257

Amortization of intangible assets	$3,924	$553	$8,515	$1,535
Less:
Amortization of intangible assets	3,924	553	8,515	1,535
Non-GAAP amortization of intangible assets	$—	$—	$—	$—

Restructuring charges	$357	$—	$1,260	$—
Less:
Restructuring-related expense	357	—	1,260	—
Non-GAAP restructuring charges	$—	$—	$—	$—

Reconciliation of Revenue to Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP revenue	$77,682	$61,637	$219,442	$177,770
Add:
Change in deferred revenue	600	(1,275)	24,800	18,114
Deferred revenue divested	—	—	288	373
Impact of Topic 606 adoption	—	—	3,998	—
Impact of foreign exchange	—	—	24	—
Less:
Impact of foreign exchange	98	377	—	1,150
Beginning deferred revenue from acquisitions	—	320	19,740	9,420
Change in unbilled revenue	(611)	—	643	—
Change in deferred revenue and adjustments	1,113	(1,972)	8,727	7,917
Bookings	$78,795	$59,665	$228,169	$185,687

Calculation of Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$16,968	$6,898	$33,814	$17,331
Subtract:
Purchases of property and equipment	2,132	1,905	9,927	11,944
Free cash flow	14,836	4,993	23,887	5,387

Add:
Acquisition-related payments	1,891	954	7,219	4,843
Restructuring-related payments	461	—	1,586	—
Litigation-related payments	63	68	275	137
Adjusted free cash flow	$17,251	$6,015	$32,967	$10,367

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$586	$(3,603)	$6,843	$(2,388)
Adjustments:
Interest expense, net	2,483	2,206	8,091	4,647
Income tax provision (benefit)	1,100	237	(13,777)	(13,750)
Depreciation and amortization	11,859	5,647	29,622	16,039
EBITDA	16,028	4,487	30,779	4,548

Adjustments to EBITDA:
Fair value adjustment of acquired deferred revenue	1,427	1,465	4,425	5,498
Stock-based compensation expense	4,983	3,254	13,461	9,219
Litigation-related expense	22	49	85	193
Restructuring-related expense	357	—	1,260	—
Acquisition-related expense	219	2,086	6,196	6,364
Adjusted EBITDA	$23,036	$11,341	$56,206	$25,822